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                                                                  EXHIBIT 10.8.2


STATE OF NORTH CAROLINA
                                                                 LEASE AGREEMENT
COUNTY OF WILKES

         This LEASE AGREEMENT ("the Lease") is made as of this 4th day of April, 1997, by and between Golden Realty Company, a general partnership (the "Landlord"), and Ansell Edmont Industrial Inc., a Delaware corporation (the "Tenant").

         FOR AND IN CONSIDERATION of the mutual agreements contained herein, Landlord and Tenant agree as follows

         1. PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord upon the terms and conditions and for the purposes set forth in this Lease, approximately 4.40 acres known as Golden Needles Plant#7 located in the City of Wilkesboro, State of North Carolina and described in Exhibit A attached hereto and incorporated herein by reference (the "Leased Premises").

         2.   TERM.

              a. This Lease shall be for a period of three years beginning
         April 4, 1997 (the "Commencement Date") (being the effective date of that certain Asset Purchase Agreement among Golden Needles Knitting, Inc., Tom Thumb Glove Co., Inc., Monte Glove Co., Inc., Medical Glove Devices, Inc., Landlord, Tenant, Harold F. Plemmons, Linda G. Plemmons, Michael G. Coniff and Diane C. Coniff), and ending at midnight April 30, 2000, unless modified or earlier terminated pursuant to the terms hereof (the "Initial Term").

              b. Provided Tenant is not in default hereunder, at the expiration of the Initial Term, Tenant shall have the option to renew this Lease for one (1) additional three (3) year period (collectively, the "Renewal Term") on all of the same terms and conditions as are contained in this Lease including, without limitation, Rent (as later defined). The Renewal Term shall commence as of the end of the Initial Term or the preceding Renewal Term, as applicable. If Tenant desires to exercise the Renewal Term, Tenant shall give Landlord written notice of such desire not less than sixty (60) days prior to the expiration of the Initial Term or the preceding Renewal Term, as applicable. If Tenant does not provide such notice to Landlord, Tenant shall conclusively be deemed to have elected not to renew this Lease (collectively, the Initial Term and the Renewal Term, if exercised, shall be referred to hereinafter as the "Lease Term").

         3.   RENTAL.

              a. Tenant shall pay monthly rental equal to Eleven Thousand Two Hundred Fifty Dollars ($11,250.00), payable in advance, on or before the first (1st) day of each calendar month during the Lease Term without notice, deduction, demand or set off (the "Rent"). The Rent for any partial month shall be paid in advance and prorated daily from such date to the first (1st) day of the next calendar month. The first
         (1st) payment of Rent shall be due and payable on or before the Commencement Date.

              b. Except as otherwise mutually agreed upon by Landlord and Tenant, Rent shall be payable by checks made payable to Landlord and mailed or delivered to the address set forth in Section 28 below or such other address as Landlord may designate to Tenant in writing. To defray administrative and handling expenses, Tenant agrees to pay an additional charge of Ten and No/100 Dollars ($10) for each returned check. All Rent shall bear interest at the rate of ten percent (10%) per annum if not received by Landlord by the tenth (10th) day of the month.

         4. TAXES AND ASSESSMENTS. Commencing on the Commencement Date, Tenant shall be responsible for, and covenant to pay directly to the applicable taxing authority, on or before the date delinquent all

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Taxes (as defined below). As used herein, "Taxes" shall mean all real estate taxes and assessments, special or otherwise, levied or assessed upon or with respect to the Leased Premises and accruing during the term of the Lease. Should the State of North Carolina, or any political subdivision thereof, or any other governmental authority having jurisdiction over the Leased Premises (a) impose a tax, assessment, charge or fee, which Landlord shall be required to pay, by way of supplement to or substitution for such real estate taxes, or (b) impose an income or franchise tax or a tax on rents in substitution for or as a supplement to a tax levied against the Leased Premises, all such taxes, assessments, fees or charges (hereinafter defined as "in lieu of taxes") shall be deemed to constitute Taxes hereunder. Except as hereinabove provided with regard to "in lieu of taxes", Taxes shall not include any inheritance, estate, succession, transfer, gift, franchise, net income or capital stock tax. In determining the amount of Taxes for any year, the amount of special assessments to be included shall be limited to the amount of the installment (plus any interest payable thereon) of such special assessment required to be paid during such year as if Landlord had elected to have such special assessment paid over the maximum period of time permitted by law.

         5. UTILITIES. Tenant shall arrange and promptly pay, as and when due, directly to the utility company all utility charges on or to the Leased Premises during the term of this Lease, including but not limited to electric, gas, storm water, sewage and water. Landlord shall not be responsible for the stoppage or interruption of any utility services.

         6. USE OF THE LEASED PREMISES. Tenant shall use the Leased Premises only as a warehouse and distribution facility and for no other purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

         7. COMPLIANCE WITH LAWS. Tenant shall not permit the Leased Premises or any portion thereof to be used in any unlawful manner or in any manner that may create a nuisance. Tenant shall comply with any and all laws, ordinances, orders or regulations, now in force or which hereinafter may be enacted or promulgated by any lawful authority having jurisdiction over the Leased Premises or the use thereof, including but not limited to, compliance with the requirements of all policies of insurance at any time in force with respect to the Leased Premises. Notwithstanding the foregoing, in no event shall Tenant be required to make any capital expenditures, nor shall Tenant be responsible or required to replace or make other than ordinary day-to-day modifications or repairs and reasonable preventative maintenance of a type ordinarily conducted by prudent owners of properties similar to the Leased Premises, to the building systems, structural components or roof of the Leased Premises to satisfy its obligations under this Section 7, nor shall Tenant assume any responsibilities for those matters contemplated by Section 23e hereof.

         8. ENTRY. Upon reasonable advance notice, Landlord, its agents or representatives, may enter the Leased Premises at all reasonable times during usual business hours, for any purpose, including but not limited to exhibiting the Leased Premises to prospective buyers and tenants. Any such entry by Landlord shall not unreasonably interfere with Tenant's business.

         9. SIGNAGE. Tenant may install an identification sign on the Leased Premises upon prior written approval by Landlord which shall not be unreasonably withheld or delayed; provided any such signage shall comply with all laws, ordinances and regulations.

         10. ASSIGNMENT AND SUBLETTING. Tenant shall not assign this Lease nor sublet or otherwise transfer any or all of the Leased Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. If Landlord consents to any such assignment, sublet or transfer, Tenant shall not be released from the obligations under this Lease. Tenant may, however, assign the lease to an Affiliate (as hereinafter defined) of Tenant without the prior written consent of Landlord. For the purposes of this Section, "Affiliate" shall mean any person or entity which controls, is controlled by or is under common control with Tenant and "control" means ownership of more than fifty percent (50%) of the total voting power of the outstanding stock of a corporation or of the outstanding ownership of a non-corporate entity. The acceptance of Rent or other amounts due hereunder shall not be deemed to be a consent by Landlord to any such assignment, sublet or other transfer, nor shall the same be deemed a waiver of any right or remedy of Landlord under this Lease.


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         11.   ALTERATIONS. Tenant shall have the right at any time and from time to time during the term of the Lease to make at Tenant's sole expense such alterations, additions or improvements to any portion of the Leased Premises, either inside or outside, as Tenant may deem necessary or desirable, provided that Tenant shall have obtained Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. If Landlord consents to any such alteration, addition or improvement, Landlord may require plans and specifications to be submitted and approved by Landlord. All alterations, additions or improvements approved by Landlord shall, at Landlord's option, become a part of the Leased Premises and Landlord's property upon the expiration or earlier termination of this Lease. All work done pursuant to this Section 11 shall be done in a good and workmanlike fashion and Tenant shall pay before delinquency all of the costs thereof.

         12.   MAINTENANCE.

               (a) Tenant covenants, at its sole cost and expense, to keep the Leased Premises and all fixtures located therein in the same condition and repair they are in as of the date hereof,, ordinary wear and tear excepted, and shall promptly repair and maintain the Leased Premises at its sole cost and expense; provided, however, with the exception of ordinary day-to-day maintenance, in no event shall Tenant be responsible for the cost of roof repairs (or replacement) or repair or replacement of structural components of the Leased Premises or any building system, or any other item which would constitute a capital expenditure or capitalized expense under generally accepted accounting principles.

               (b) Landlord covenants, at its sole cost and expense, to keep and maintain (and replace, if necessary), the roof and any of the structural components of the Leased Premises in the same condition and repair they are in as of the date hereof, ordinary wear and tear excepted; provided, however, ordinary day-to-day maintenance of such items shall be the responsibility of Tenant hereunder. Subject to Tenant's obligation to perform ordinary day-to-day maintenance as aforesaid, Landlord further covenants, at its sole cost and expense, to perform any and all extraordinary repairs within the Leased Premises, replace any building systems and/or make any capital improvements, all to the extent necessary to keep the Leased Premises and all fixtures located thereon in the same condition and repair they are in as of the date hereof, ordinary wear and tear excepted. If Landlord fails to perform its maintenance obligations hereunder, Tenant shall have the right, after providing Landlord with thirty (30) days' written notice and opportunity to perform the necessary repairs, to perform such repairs (and replacements, if necessary) on Landlord's behalf and at Tenant's option (a) set-off the costs thereof against all Rent then next coming due; and/or (b) submit an invoice to Landlord for all such costs, which invoice shall be paid by Landlord within thirty (30) days.

               (c) All work performed and all repairs made hereunder by Landlord or Tenant as appropriate, shall be done in a good and workmanlike manner which shall be consistent with industry standards, using only materials and labor of reasonable quality and in compliance with all applicable buildings and zoning laws and with all other laws, ordinances, orders, rules, regulations, and requirements of all federal, state, and municipal governments and the appropriate departments, commissions, boards, and officers thereof.

         13.   Intentionally Deleted.

         14.   CASUALTY.

               (a) if the Leased Premises shall be damaged by fire or other casualty and if such damage does not render all or a substantial portion of the Leased Premises untenantable then, subject to this
         Section 14, Landlord shall proceed with all appropriate diligence to repair and restore the Leased Premises so as to render the Leased Premises tenantable and return it to the condition it was in prior to such casualty. If any such damage renders all or a portion of the Leased Premises untenantable, Landlord shall, within thirty (30) days after the occurrence of such damage, estimate the length of time that will be required to substantially complete the repair and restoration of the Leased Premises, necessitated by such damage and shall by notice advise Tenant of such estimate. If it is so estimated that the amount of time required to


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substantially complete such repair and restoration will extend beyond the expiration date of this Lease or exceed ninety (90) days from the date such damage occurred, then either Landlord or Tenant shall have the right to terminate this Lease as of the date of such damage by giving notice to the other at any time within twenty (20) days after Landlord gives Tenant the notice containing said estimate (it being understood that Landlord may, if it elects to do so, also give such notice of termination together with the notice containing said estimate). Unless this Lease is terminated as provided in the preceding sentence, Landlord shall, subject to this Section 14, proceed with all diligence as aforesaid. If the amount of time actually required by Landlord to complete the necessary repair or restoration exceeds one hundred eighty (180) days, Tenant may, at any time after the expiration of such time period, elect to terminate this Lease upon written notice to Landlord.

               If any such fire or casualty damage renders any portion of the Leased Premises untenantable and if this Lease shall not be terminated (or until such time as this Lease is terminated) pursuant to the foregoing provisions of this Section 14 by reason of such damage, and provided that such fire or casualty was not caused as a result of the negligence of Tenant, its employees and/or agents, then a percentage portion of Rent corresponding to the percentage portion of the Leased Premises that was rendered untenantable shall abate during the period beginning with the date of such damage and ending with the date when Landlord substantially completes its repair or restoration required hereunder. If this Lease is terminated pursuant to this Section 14, Rent shall be apportioned on a per diem basis and be paid to the date of damage.

               b. The insurance proceeds shall be payable to Landlord. The proceeds received by Landlord on account of such damage or destruction, less the cost, if any, of such recovery, shall be applied by Landlord to the payment of the cost, of such restoration, repair, replacement, rebuilding or alteration, (hereinafter referred to as the "Work"), including expenditures made for temporary repairs or for the protection of property pending the completion of permanent restoration, repair, replacement, rebuilding or alteration to the Leased Premises. If the insurance proceeds in the hands of Landlord exceeds the amount required to pay the cost of the Work, Landlord shall be entitled to retain such excess amount. If the insurance proceeds are insufficient, and Tenant shall have fulfilled its obligations under this Lease, Landlord shall still be fully responsible for satisfying its obligations hereunder.

               c. Notwithstanding any provisions to the contrary in this paragraph, Landlord shall not be required to rebuild the Leased Premises if Tenant is in default in the performance of any term in this Lease.

         15.   INSURANCE.

               a. Throughout the Lease Term, Tenant shall maintain, at its expense, the following:

                    i. comprehensive general public liability insurance, which shall include coverage for personal liability, contractual liability, Tenant's legal liability, bodily injury (including death) and property damage all on an occurrence basis with respect to the business carried on or from the Leased Premises and Tenant's use and occupancy of the Leased Premises and

                    ii   fire, all-hazard risk and extended coverage insurance
         on Landlord's interest in the property and Building constituting the Leased Premises and on Tenant's property in the Leased Premises.

               b. All liability insurance shall be in such amounts and against such hazards and contingencies as may be customarily obtained by prudent property owners of buildings such as the Leased Premises. The casualty insurance shall be in an amount equal to the replacement value of such property. All such insurance policies shall name Landlord and Landlord's designee as an additional insureds and shall provide that they shall not be canceled without thirty (30) days prior written notice to Landlord and Landlord's designee. Tenant shall deliver, upon the reasonable request of Landlord, certificates of the


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         required insurance. All such insurance policies shall be issued by an insurance company authorized to do business in the State of North Carolina and approved by Landlord.

               C. Tenant shall have the option to self-insure a deductible of up to $200,000 on each of the hazard insurance and the public liability insurance policies.

         16. INDEMNIFICATION. Subject to the provisions of this Lease, Landlord and Tenant each (in either case the "Indemnitor") agree to hold harmless and indemnify the other, and the other's respective beneficiaries, mortgagees of the Leased Premises, or any portion thereof, agents, partners, officers, servants and employees (collectively, the "Indemnitees") against claims and liabilities, including, without limitation, reasonable attorneys' fees, for death or injury to third parties including, without limitation, claims and liabilities attributable to injury or death to any of Tenant's employees and damage to or theft or misappropriation or loss of property that may arise from or be caused directly or indirectly by any breach by the Indemnitor of any provision of this Lease or any negligent act or omission or any willful misconduct of the Indemnitor or any of the Indemnitor's respective agents, beneficiaries, partners or employees. Such third parties shall not be deemed third party beneficiaries of this Lease. If any action or proceedings is brought against any of the Indemnitees by reason of any such act of Indemnitor or any of the Indemnitor's respective beneficiaries, or their respective agents, partners or employees, then the Indemnitor will, at the Indemnitor's expense, upon the written request of the Indemnitees, defend such action or proceeding by counsel reasonably satisfactory to the Indemnitees

         17.   DEFAULT.

               a. If Tenant should fail to perform or observe any term of this Lease, including, but not limited to, the following:

                    i. failure in the payment of any Rent, additional rental or other sum due hereunder within ten (10) days after the day due;

                    ii. failure to perform any covenant or condition of this Lease, other than those specified in another subsection of this
               Section 17, and the failure to cure the same within this (30) days of receipt of notice thereof (provided, however, that if such failure does not involve the payment of money and is not by its nature susceptible to a cure within thirty (30) days, Tenant shall have such additional time (up to ninety (90) additional days) as may be reasonably necessary so long as Tenant at all times diligently and continuously prosecutes the cure to completion);

                    iii. Tenant's voluntary assignment for the benefit of creditors, or

                    iv. Tenant files a petition for relief of any kind under the provisions of Title 11 of the United States Code, as amended (the "Bankruptcy Code") or an involuntary petition under the Bankruptcy Code is filed against Tenant or a receiver or trustee is appointed for Tenant's property, and such involuntary petition is not dismissed within sixty (60) days.

               b. then, in addition to any other rights and remedies under this Lease, in law or equity, and with or without terminating this Lease, Landlord, its agents and representatives may in accordance with applicable legal process, re-enter and repossess the Leased Premises without prior notice, and exercise any of the following rights:

                    i. correct or repair any condition which constitutes such default and recover from Tenant any amount expended by Landlord to cure such default;


                    ii. demand Tenant vacate the Leased Premises and remove all of Tenant's property thereon;


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                    iii.    accelerate the Rent, with such amount calculated
               on a present value basis at 8% per annum, or

                    iv. relet the Leased Premises on Tenant's behalf, and recover from Tenant any deficiency between the amount received as rent, less all costs of reletting, and the amounts due under this Lease.

               c. If any amount owing to Landlord under this Lease is collected through an attorney, Tenant agrees to pay an additional amount equal to the amount of the reasonable attorney's fees (determined without reference to any statutory presumption).

               d. Landlord shall take reasonable efforts to relet the Leased Premises to mitigate its damages upon a termination of the Lease. Landlord shall not be entitled to consequential, punitive or incidental damages.

         18.   SURRENDER.

               a. Upon expiration or earlier termination of this Lease, Tenant shall perform each of the following:

                    i. quit and surrender the Leased Premises to Landlord in the same order, condition and repair as of the Commencement Date, ordinary wear and tear excepted; and

                    ii. remove from the Leased Premises all of Tenant's property and repair any damage caused by such removal.

               b. If Tenant fails to vacate the Leased Premises, upon the expiration or earlier termination of this Lease, Landlord may remove and/or store Tenant's property at Tenant's expense without liability to Tenant for any loss or damage thereto. If Tenant does not claim and take delivery of any of Tenant's property that remains on the Leased Premises or in storage for more than twenty (20) days after the termination or expiration of this Lease, as well as pay Landlord all amounts due under this Lease, including costs of removal and storage, Landlord may sell all or any portion of such property at a public or private sale after having given Tenant ten (10) days prior written notice.

               c. Landlord may apply the proceeds of such sale to the costs of removal, storage and sale of the property, and then to payment of all amounts due Landlord under this Lease. Any amount remaining shall be paid to Tenant upon Tenant's written demand, without interest.

               d. Notwithstanding the foregoing, Tenant shall retain all right, title and interest in the trade fixtures, furniture, equipment and non-fixture personalty owned by Tenant, located on the Leased Premises and used in the operation of its business.

         19. HOLDING OVER. If Tenant holds over and remains in possession of the Leased Premises beyond the expiration of the Lease Term or other termination of this Lease, such holding over shall not be deemed or construed to be a renewal of this Lease but shall constitute the creation of a month-to-month tenancy or a tenancy at sufferance which may be terminated by Landlord upon thirty (30) days prior written notice to Tenant. By such holding over, Tenant shall be deemed to have agreed to be bound by the terms and conditions of this Lease, except during such month-to-month tenancy, Tenant shall pay a monthly rental rate equal to one hundred fifty percent (150%) of the Rent herein provided for the preceding month.

         20.   SUBORDINATION.

               a. Subject to the provisions of Section 20.b. below, Tenant's interest under this Lease and in the Leased Premises is and shall remain subordinate to the lien of every present and future mortgage, deed

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         of trust or other security instrument applicable to the Leased Premises and any extensions or renewals thereof, and to all advances made thereunder. This provision is self-operative. Upon Landlord's request, Tenant agrees to execute any additional documents as may be required by any third party to evidence this subordination. If a new owner acquires the Leased Premises, Tenant agrees to attorn to such new owner as Tenant's landlord and to continue to perform all of Tenant's obligations under this Lease for such new owner.

               b. As a precondition to Section 20.a., Landlord shall obtain a written agreement from any mortgagee or holder of any deed of trust as to the Premises, upon terms and conditions reasonably acceptable to Tenant which provides, substantially, that as long as Tenant performs its obligations under this Lease and no default exists hereunder, the Tenant's possession of the Premises shall not be disturbed as a result of any foreclosure, deed in lieu of foreclosure or sale under the encumbrance.

         21.   EMINENT DOMAIN.

               (a) If the Leased Promises should be the subject of a Total Taking, or a Partial Taking, then this Lease shall terminate as of the date when physical possession of the Leased Premises is taken by the condemning authority, As used herein, a "Total Taking" shall mean a total taking (or condemnation of title) of (a) the fee interest in all or substantially all of the Leased Premises or (b) such title to or casement in, over, under or such rights to occupy and use any parts of the Leased Premises to the exclusion of Landlord and Tenant as shall have the effect, in the reasonable judgment of Landlord and Tenant, of rendering the portion of the Leased Premises remaining unsuitable for Tenant's continued use. Less than a Total Taking but a taking which in the reasonable judgment of Tenant renders the Leased Premises unfit or undesirable for Tenant's use is referred to herein as a "Partial Taking".

               (b) All proceeds payable in respect of a taking shall be the property of Landlord. Tenant hereby assigns to Landlord all rights of Tenant in or to such proceeds, provided that Tenant shall be entitled to separately petition the condemning authority for a separate award for its moving expenses and trade fixtures only.

               (c) Upon a Partial Taking, in which the Lease is not terminated, then the percentage portion of Rent corresponding to the percentage portion of the buildings comprising a portion of the Leased Premises that was taken shall abate commencing with the date of such taking and continuing through the expiration of the term.

         22. SALE BY LANDLORD. In the event Landlord sells or transfers the Leased Premises during the Lease Term, the purchaser shall purchase the Leased Premises subject to this Lease and Tenant hereby acknowledges that after such sale, Tenant shall look solely to such third party purchaser as Landlord under this Lease. Landlord shall be released from all future obligations hereunder, and Tenant's remedies for any future breach of this Lease shall be solely against the new owner.

         23.   ENVIRONMENTAL MATTERS.

               a.   following definitions shall apply herein:

                         "Environmental Law" means any federal, state or local
                    law, ordinance, rule, regulation or common law related to or addressing protection of human health and safety or the environment.

                         "Hazardous Material" means any waste, pollutant,
                    material, hazardous or toxic substance or waste, petroleum, petroleum-based substance or waste, special waste, or any constituent of any such substance or waste, the exposure to, presence, use, generation, treatment, storage, release, disposal, handling, cleanup or remediation of which is regulated by or under any Environmental Law.


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
                         "Liabilities" means any and all liabilities, expenses,
                    demands, damages, punitive or exemplary damages, consequential damages, costs, cleanup costs, response costs, losses, causes of action, claims for relief, attorneys' and other legal fees, consultants' fees, other professional fees, penalties, fines, assessments and charges.

               b. Throughout the Lease Term, Tenant shall not cause, permit or allow any Hazardous Materials to be handled, placed, stored, dumped, dispensed, released, discharged, deposited, manufactured, generated, treated, processed, used, transported or located in, on, under or about the Leased Premises without Landlord's prior written consent; provided, however, that Tenant may handle, store or use without Landlord's prior written consent Hazardous Materials which are directly related to Tenant's ordinary business operations on the Leased Premises under the terms of the Lease, if Tenant engages in such permitted activity in a safe and lawful manner and in full compliance with any and all applicable Environmental Laws, which compliance shall be at Tenant's sole expense. Upon the expiration or earlier termination of this Lease, Tenant, at Tenant's expense, shall remove all Hazardous Materials from the Leased Premises,

               c. Tenant shall give Landlord immediate written notice of any spill, discharge, disposal, release or threatened release of any Hazardous Materials in, on, under or about the leased premises during the Lease term. Tenant shall promptly provide to Landlord a description of actions proposed to be taken by Tenant to contain, remove, clean up and remediate such Hazardous Materials and any resultant damage to or impact on property, persons and/or the environment (including, without limitation soil, surface water, groundwater and other media) on, under or about the Leased Premises or any adjoining premises. Tenant shall not take any such actions without Landlord's prior written consent; provided, however, that nothing herein shall prevent Tenant from complying with applicable Environmental Laws regarding the immediate response to or containment of releases of Hazardous Materials. Upon Landlord's approval and at Tenant's expense, Tenant shall promptly take all actions necessary to contain, remove, clean up and remediate such Hazardous Materials and any resultant damage to or impact on property, persons and/or the environment (including, without limitation, soil, surface water, groundwater and other media) on, under or about the Leased Premises or any surrounding premises, in complete compliance with all applicable Environmental Laws.

               d. Tenant shall indemnify, release and hold Landlord harmless from and against any and all Liabilities suffered by, incurred by or assessed against Landlord, its officers, directors, shareholders, partners, employees, agents, representatives, heirs, successors and assigns related to or as a result of (i) any actual or alleged violation of any Environmental Law by Tenant related to Tenant's use, occupation or operation of the Leased Premises, or (ii) the presence, discharge, release, removal, remediation or cleanup of any Hazardous Materials in, on, under or about the Leased Premises or any improvements thereon arising out of Tenant's use, occupation or operation of the Leased Premises after the date hereof, including without limitation any migration of any such Hazardous Materials onto any surrounding premises; provided, however, that this indemnification obligation shall not apply to any Hazardous Materials released or discharged in, on, under or about the Leased Premises before the date hereof, including any Hazardous Materials that have been discharged from underground storage tanks located on the Leased Premises prior to the date hereof.

               e. Landlord shall indemnify, release and hold Tenant harmless from and against all Liabilities suffered by, incurred by or assessed against Tenant, its officers, directors, shareholders, partners, employees, agents, representatives, heirs, successors and assigns related to or as a result of action taken by any governmental entity or agency or by any third party claimant as a result of the presence, disturbance, discharge, release, removal or cleanup of any Hazardous Materials in, on, under or about the Leased Premises or any improvements thereon prior to the date hereof, including any migration of any such Hazardous Materials onto any surrounding premises, and including any Hazardous Materials that have been discharged from underground storage tanks located on the Leased Premises prior to the date hereof.

               f. The obligations in this Section shall survive the expiration or earlier termination of this Lease.

         24. QUIET ENJOYMENT. Landlord covenants and agrees that Tenant, upon paying all charges herein provided for and observing and keeping the covenants, agreements, and conditions of this Lease on its part to be kept, shall lawfully and quietly hold, occupy, and enjoy said Leased Premises during the term of this Lease without hindrance or molestation of Landlord or any person or persons claiming under Landlord.

         25.   INTENTIONALLY DELETED.

         26. LIENS. Tenant shall keep the Leased Premises and Tenant's leasehold estate free from any liens arising out of any work performed, material furnished or obligations incurred with respect to the Leased Premises. In the event any such lien is filed against the Leased Premises, Tenant shall cause such lien to be discharged by payment or bonding within thirty (30) days of the filing of the lien.

         27. ESTOPPEL. Tenant shall, from time to time, upon ten (10) days prior notice, deliver to Landlord or its designee, a written statement certifying the following:

               a.   this Lease is unmodified and in full force and effect;

               b. the amount of Rent then payable under this Lease and the date to which Rent has been paid;

               c. to the best of Tenant's knowledge, there are no defaults under this Lease or a detailed description of such default; and

               d.   Tenant is in possession of the Leased Premises.

         28. NOTICES. All notices required to be given by the terms of this Lease shall be in writing, and deemed given when sent by: a) registered or certified mail, postage prepaid, return receipt requested, b) prepaid telex or telecopier or c) national overnight delivery service to the addresses and numbers set forth below:

               Tenant:                   1300 Walnut St.
                                         P.O. Box 6000
                                         Coshocton, OH 43812-6000
                                         Attn: Mr. William J. Reed
                                         Fax: 614-623-3559

               With a copy to:           Gardner, Carton & Douglas
                                         321 North Clark Street
                                         Suite 3400
                                         Chicago, IL 60610-4795
                                         Attn: Robert  J. Wilczek, Esq.
                                         Fax: (312) 644-3381

               Landlord:             Harold E. Plemmons
                                     50 Sea Gate Drive
                                     Suite 1203B
                                     Naples, FL 33940

                                           and

                                     Michael G. Coniff
                                     10 Sea Gate Drive
                                     Unit 75
                                     Naples, FL 33940

               With copies to:       Vannoy, Colvard, Triplett, McClean & Vannoy
                                     922 C Street
                                     P.O. Box 1388
                                     North Wilkesboro, NC 28659
                                     Ann, Howard C. Colvard, Esq.
                                     Fax: (910) 838-7250

                                           and

                                     Peter M. Schneiderman & Associates, P.C.
                                     30300 Northwestern Highway
                                     Suite 222
                                     Farmington Hills, MI 48334
                                     Attn: Peter M. Schneiderman
                                     Telephone: (810) 855-6687
                                     Fax: (810) 855-6687

Either party may designate a different address by written notice given to the other

         29.   MISCELLANEOUS.

               a. SUCCESSORS AND ASSIGNS. This Lease shall be binding upon the parties hereto and their respective successors and assigns.

               b. ENTIRE AGREEMENT. This Lease represents the entire agreement and all prior and contemporaneous discussions and documents are superseded by the Lease. Any statement or representation not contained herein shall not be binding on either party All subsequent amendments hereto must be in writing and signed by the parties hereto.

               c. INVALIDITY. The invalidity or unenforceability of any term herein shall not affect the validity or enforceability of any other term.

               d. GOVERNING LAW. This Lease shall be construed and enforced in accordance with the laws of the State of North Carolina.

               e. WAIVER. No right or remedy under this Lease shall be waived unless the waiver is in writing and signed by the party claimed to have made the waiver, and waiver will not be interpreted as a continuing waiver.

               f. COUNTERPARTS. This Lease may be executed in two (2) or more counterparts with all being deemed collectively as one lease.

               g. BROKERS. Landlord and Tenant each represent and warrant to the other that they have not dealt with any real estate agent or broker in connection with this transaction, whose commission shall be payable by Landlord. Landlord and Tenant each hereby indemnify and save the other harmless from and against all loss, cost and expense incurred by reason of a breach of such representation or warranty.

               h. ATTORNEY FEES. If any action is taken to enforce any provision of this Lease, the prevailing party shall be entitled to recover from the other party its reasonable attorneys' fees and all costs incurred in such enforcement.

               i.   OPTION TO PURCHASE.

               Tenant shall have the option to purchase the Leased Premises (the "Option") as hereinafter provided and subject to the conditions and limitations hereinafter provided:

               (a) Tenant shall have the option to purchase the Leased Premises at an option price ("Option Price") equal to $1,500,000.00; provided, however, on each successive anniversary of the Commencement Date, the Option Price shall be adjusted by the amount of the percentage increase in the CPI (as defined below) over a base year of 1997 (being the year of the Commencement Date); provided, however, that in no event shall the Option Price be less than $1,500,000.00.

               (b) Tenant may only exercise the Option if the Lease is in full force and effect, and no default, or circumstance which would constitute a default but for the passage of time or giving of notice or both on the part of Tenant hereunder exists, at the time Tenant notifies Landlord of the exercise of the Option and at the time set for closing of the Option.

               (c) Tenant shall signify its intent to exercise the Option, if at all, by delivering to Landlord, not later than one hundred eighty
         (180) days prior to the expiration of the Term (or Renewal Term, if applicable), its irrevocable written notice of its exercise of the Option (the "Notice"). Delivery of this notice shall create a binding agreement on the part of Tenant and Landlord to sell/buy the Leased Premises as set forth in this Section 29i.

               (d) Tenant shall within thirty (30) days after receipt of the Notice, furnish to Landlord a copy of Tenant's commitment for an owner's policy of title insurance (the "Commitment") issued by Chicago Title Insurance Company (the "Title Insurer") showing title to the Leased Premises in Landlord, which may be subject only to the exceptions set forth on Exhibit B attached hereto (the "Permitted Exceptions"). Tenant shall pay all costs of issuance of the Commitment and any policy issued in connection therewith. In addition, Tenant may, at its sole cost and expense, obtain an update of the survey previously prepared for the Property prior to the closing under the Asset Purchase Agreement (the "Survey"), showing no additional encroachments, exceptions or survey defects of any kind which do not constitute Permitted Exceptions. Tenant shall be allowed ten (10) days after receipt of the Commitment, all underlying title documents and the Survey for examination and the making of objections to any title or survey matter that is not a Permitted Exception (the "Unpermitted Exceptions"). Said objections shall be made in writing or deemed to be waived. If any objections are so made, Landlord shall be allowed thirty
         (30) days to cause the Title Insurer to remove or endorse over any Unpermitted Exception.

               If any Unpermitted Exceptions are not removed or endorsed over within thirty (30) days from the date of written objection thereto, as above provided, any agreement of purchase resulting from the exercise of the Option shall, at the written election of Tenant, be null and void. In such event neither party shall be liable for damages to the other party, and this Lease shall continue in full force and effect. Tenant shall exercise its election by declaring any such resulting purchase agreement null and void by delivering to Landlord a written notice to such effect within three (3) days after the expiration of the aforesaid thirty (30) day period. Failure by Tenant to deliver to Landlord, in writing, the aforesaid election to declare the resulting purchase agreement null and void within the time period prescribed herein shall constitute an election by Tenant to take title to the Leased Premises as it then is (with the right to deduct from the Option Price liens and encumbrances of a definite and ascertainable amount if created by Landlord or any party claiming by, through or under Landlord).

               (e) Subject to the performance by Tenant, Landlord agrees to execute and deliver a special warranty deed, conveying title to the Leased Premises to Tenant or as Tenant may designate, subject only to the Permitted Exceptions.

               (f) Closing of the Option shall occur within forty-five (45) days from receipt by Landlord of the Notice or such other date as may be mutually agreed upon by Landlord and Tenant, or as such date may be extended by reason of delays occasioned by operation of (d) hereof. All rents and other charges payable by Tenant in respect of the Leased Premises and all other obligations of Tenant hereunder accruing prior to closing of the Option shall be paid, performed and complied with until such time as closing of the Option shall occur and the full Option Price has been paid to Landlord. Notwithstanding any provision to the contrary herein contained, if the date of closing of the Option shall extend beyond the term of the Lease, the Lease and all rights and obligations as therein contained shall be extended to the date of closing of the Option on the same terms as set forth in the Lease.

               Closing shall occur through an escrow with the escrow department of the Title Insurer ("Escrowee"), in accordance with the general provisions of the Escrowee's usual form of deed and money escrow agreement with special provisions inserted in the escrow agreement as may be required to conform to this Section 29i and subject to the terms of a separate money lender's escrow, if any, and with provision for a "New York" style closing. Upon the creation of such escrow payment of the Option Price and delivery of the warranty deed shall be made through the escrow. This Section 29i shall not be merged into nor in any manner superseded by the escrow agreement.

               The Option Price shall be paid to Landlord by Tenant by wire transfer of "good funds" on the date of closing of the Option.

               The parties agree that the adjustments for rent and other matters shall be made as of the date of closing of the Option. The parties further agree that all title and survey charges (other than for the cost of endorsements necessary to insure over any Unpermitted Exceptions) shall be paid by Tenant and all charges for the state, county and local transfer taxes and recording fees shall be paid by Landlord. All escrow fees shall be divided equally between Landlord and Tenant.

               (g) Time shall be of the essence in the performance of the terms and conditions of the Option.

               (h) At closing of the Option, Tenant shall deliver to Landlord and Landlord shall deliver to Tenant an agreement canceling and terminating this Lease and releasing each party from its obligations to the other party under this Lease accruing subsequent to Closing.

               (i) For purposes of this Section 29i the "CPI" shall mean the "Revised Consumer Price Index-All Cities (1984 = 100)" published by the Bureau of Labor Statistics of the United States Department of Labor, or, in case such index is no longer published, such other index as is then customarily used for this purpose.

               j. Time is of the Essence. Time is of the essence of this Lease and all of its provisions.

               k. Landlord's Authority. Landlord represents and warrants that it has full and complete authority to enter into this Lease under all of the terms, conditions and provisions set forth herein.

               1. Tenant's Authority. Tenant represents and warrants that it has full and complete authority to enter into this Lease under all of the terms, conditions and provisions set forth herein.

               m. Landlord's Title. Landlord represents and warrants that as of the Commencement Date, it has marketable fee simple title to the Leased Premises subject only to the Permitted Exceptions,

               n. Memorandum of Lease. On the Commencement Date, Landlord and Tenant shall enter into, and record, a "short form" or Memorandum of Lease in recordable form attached hereto as Exhibit C and made a part hereof, which shall set forth the parties, the legal description, the Commencement Date and Expiration Date of the term of the Lease, the renewal option, and the option to purchase.

         IN WITNESS WHEREOF, Tenant and Landlord duly execute this Lease under seal as of the day and year first above written.

                                   LANDLORD:

                                   Golden Realty Company, a general partnership (SEAL)

                                   By:   /s/ Michael G. Coniff                  (SEAL)
                                      ------------------------------------------
                                   General Partner

                                   By:   /s/ Howard E. Plemmons                 (SEAL)
                                      ------------------------------------------
                                   General Partner


Attest:                            TENANT:

By:                                Ansell Edmont Industrial, Inc., a Delaware corporation
   --------------------------
Title:           Secretary         By:   /s/ William J. Reed
       ----------                     ------------------------------------------------

[CORPORATE SEAL]                   Title:         President
                                         ---------

                                    EXHIBIT A
                                       TO
                                 LEASE AGREEMENT

BEGINNING on a railroad spike (found) in the Northern Right of Way of Hwy 268 (Right of Way described in Deed Book 659 at Page 510), said iron being the West lien of Deed Book 493 at Page 551 of the Wilkes County Registry and also being located North 62 degrees 30' 03" West 1,615.58 feet from Grid Monument "Holly"; THENCE with same Right of Way, South 72 degrees 17' 54" West 46.36 feet to a N.C. D.O.T. Right of Way disc; THENCE South 23 degrees 27' 14" East 16.13 feet to a point in a drop inlet; THENCE South 35 degrees 56' 41" West 57.01 feet to a N.C. D.O.T. Right of Way disc; THENCE South 88 degrees 04' 11" West 134.93 feet to a N.C. D.O.T. Right of way disc; THENCE North 41 degrees 30' 47" West 15.69 feet to a N.C. D.O.T. Right of Way disc; THENCE South 88 degrees 04' 11" West
41.07 feet to an iron; THENCE leaving said Right of Way, North 03 degrees 05' 48" West 158.18 feet to a spike (found); THENCE North 77 degrees 15' 54" West
7.65 feet to a spike (found); THENCE North 03 degrees 04' 19" West 231.25 feet to a spike (found); THENCE North 07 degrees 43' 48" East 65.95 feet to a spike (found), said being the Southeast corner of Deed Book 647 at Page 101 of the Wilkes County Registry; THENCE continuing North 07 degrees 43' 48" East 82.00 feet to a spike (found); THENCE North 03 degrees 21' 19" West 267.03 feet to an iron (found); THENCE with the Town of Wilkesboro's line, North 87 degrees 31'08" East 179.34 feet to a P.K. Nail; THENCE with same, North 87 degrees 3 1' 08" East 44.99 feet to an iron; THENCE South 03 degrees 00' 56" East 275.15 feet to an iron; THENCE South 03 degrees 00' 56" East 155.81 feet to an iron (found), said iron being located North 86 degrees 52' 05" East 44.99 feet from a spike (found), the Southwest corner of Deed Book 601 at page 145; THENCE South 03 degrees 00' 56" East 251.92 feet to a REBAR (found); THENCE South 15 degrees 06' 21 " East 33.23 feet to a REBAR (found); THENCE South 23 degrees 10' 05" East
32.86 feet to the BEGINNING.

CONTAINING 4.40 acres more or less by Coordinate Computation. For further reference see Deed Book 503 at Page 127, Deed Book 640 at Page 708 and Deed Book 601 at Page 145 of the Wilkes County Registry.

ALSO included in the above is a 25 foot Easement along the Western Boundary of the above described 4.40 acre tract, said Easement extends to the center of the river and serving Ellen Whitaker's 0.42 acre lot.

                                   EXHIBIT B

1. Ordinances, building codes, subdivision ordinances, subdivision regulations, zoning ordinances, restrictions, prohibitions and other requirements imposed by a governmental authority.

2. Right of way Agreement in favor of James Walter Byrd, Jr., et al. recorded in Book 691, page 739.

3.     Reservation of easement contained in deed recorded in Book 671, page 577.

4. Right of way agreements to Travelers Inns of North Wilkesboro, Inc. recorded in Book 601, pages 146 and 147.

5.     Right of way to Duke Power Company recorded in Book 516, page 330.

6. Water easements to Town of Wilkesboro recorded in Book 656, page 531 and Book 456, page 183.

7.     Floating easement to Town of Wilkesboro recorded in Book 656, page 530.

8.     Right of way to Department of Transportation recorded in Book 577, page
       20.

9.     Right of way to State Highway Commission recorded in Book 435, page 24.

10.    Sewer line easement to Town of Wilkesboro recorded in Book 634, page 581.

11. Easement to Town of Wilkesboro for water line and pumping station recorded in Book 407, page 53.

12.    Right of North collegiate Drive recorded in Book 694, page 825.

13 All matters shown on the survey by Jerry Lackey, R.S., dated June 13, 1991 and revised March 20, 1997.

14. Rights of other in and to appurtenant easement for driveway as contained in instrument recorded in Book 691, page 790.

15. Taxes, dues and assessments for the year the purchase option is exercised, not yet due and payable.

                                   EXHIBIT C

STATE OF NORTH CAROLINA
                                                             MEMORANDUM OF LEASE
COUNTY OF WILKES

     This MEMORANDUM OF LEASE is made effective as of April __, 1997, pursuant to the terms of the Lease Agreement dated of even date herewith (the "Lease") by and between Golden Realty Company, a general partnership with an address of 1000 Springs St., Wilkesboro, NC 28697 ("Landlord"), and Ansell Edmont Industrial Inc., a Delaware corporations, with an address of 1300 Walnut St., P.O. Box 6000, Coshocton, OH 43812-6000 ("Tenant").

     Landlord is the owner of certain real property located in Wilkes County, North Carolina, which is more particularly described on Exhibit A, attached hereto and incorporated herein by reference (the "Land"), which Land contains a building and other improvements (the Land, building and other improvements are collectively called the "Premises").

     Landlord has leased to Tenant and Tenant has leased from Landlord the Premises for a term of three (3) years beginning on April __, 1997, and expiring on April __, 2000.

     The Lease contains an option for renewal for an additional term of three
(3) years as more particularly described in the Lease.

     The Lease contains an option to purchase the Premises for terms as more particularly described in the Lease.

     All of the provisions set forth in the Lease are hereby incorporated into and made a part of this Memorandum. To the extent that any provision hereof conflicts with any provision of the Lease, the Lease shall control. Copies of the Lease are on file in the offices of Landlord and Tenant at the addresses set forth above.


                       [SIGNATURES ON THE FOLLOWING PAGE]











DRAWN BY AND MAIL TO:
Parker Poe Adams & Bernstein L.L.P. (GEG)
2500 Charlotte Plaza
Charlotte, North Carolina 28244

     IN WITNESS WHEREOF, Landlord and Tenant have signed and sealed this Memorandum of Lease effective as of the date first above written.


                                 LANDLORD:


                                 Golden Realty Company, a general partnership
                                 (SEAL)


                                  By:                                 (SEAL)
                                     ---------------------------------
                                     General Partner


                                  By:                                 (SEAL)
                                     ---------------------------------
                                     General Partner


                                  TENANT:

                                  Ansell Edmont Industrial, Inc., a Delaware corporation


                                  By:
                                     ---------------------------------
                                     _____ President


ATTEST:


-------------------------
________ Secretary

[CORPORATE SEAL]

STATE OF _____________
COUNTY OF _____________

     I, __________________________, a Notary Public of the County and State aforesaid, certify that ________________________, a general partner of GOLDEN REALTY COMPANY, a general partnership, personally appeared before me this day and acknowledged the execution of the foregoing instrument as general partner on behalf of Golden Realty Company.

     Witness my hand and official stamp or seal this ___ day of April, 1997.


My Commission Expires:                --------------------------------
                                               Notary Public
-----------------------------
[NOTARY SEAL]


STATE OF _____________
COUNTY OF _____________

     I, __________________________, a Notary Public of the County and State aforesaid, certify that ________________________, a general partner of GOLDEN REALTY COMPANY, a general partnership, personally appeared before me this day and acknowledged the execution of the foregoing instrument as general partner on behalf of Golden Realty Company.

     Witness my hand and official stamp or seal this ___ day of April, 1997.


My Commission Expires:                --------------------------------
                                               Notary Public
-----------------------------
[NOTARY SEAL]


STATE OF _____________
COUNTY OF _____________

     I, __________________________, a Notary Public for the above State and County, hereby certify that ________________________ personally came before me this day and acknowledged that she/he is __________________ Secretary of Ansell Edmont Industrial Inc., a Delaware corporation, and that by authority duly given and as the acts of said corporation, the foregoing instrument was signed in its name by its President, sealed with its corporate seal and attested by him/her as its ________________ Secretary.

     Witness my hand and official seal, this the ___ day of April, 1997.


My Commission Expires:                --------------------------------
                                               Notary Public
-----------------------------
[NOTARY SEAL]

                                   EXHIBIT A

BEGINNING on a railroad spike (found) in the Northern Right of Way of Hwy 253 (Right of Way described in Deed Book 659 at Page 510), said iron being the West lien of Deed Book 493 at Page 551 of the Wilkes County Registry and also being located North 62 degrees 30' 03" West 1,615.58 feet from Grid Monument
"Holly"; THENCE with same Right of Way, South 72 degrees 17' 54" West 46.36 feet to a N.C.D.O.T. Right of Way disc; THENCE South 23 degrees 27' 14" East
16.13 feet to a point in a drop inlet; THENCE South 35 degrees 56' 41" West
57.01 feet to a N.C.D.O.T. Right of Way disc; THENCE South 88 degrees 04' 11" West 134.93 feet to a N.C.D.O.T. Right of way disc; THENCE North 41 degrees 50' 47" West 15.69 feet to a N.C.D.O.T. Right of Way disc; THENCE South 88 degrees 04' 11" West 41.07 feet to an iron; THENCE leaving said Right of Way, North 03 degrees 05' 48" West 158.18 feet to a spike (found); THENCE North 77 degrees 15' 54" West 7.65 feet to a spike (found); THENCE North 03 degrees 04' 19" West
231.25 feet to a spike (found); THENCE North 07 degrees 43' 48" East 65.95 feet to a spike (found), said being the Southeast corner of Deed Book 647 at Page 101 of the Wilkes County Registry; THENCE continuing North 07 degrees 43' 48" East 82.00 feet to a spike (found); THENCE North 03 degrees 21' 19" West 267.03 feet to an iron (found); THENCE with the Town of Wilkesboro's line, North 87 degrees 31' 08" East 179.34 feet to a P.K. Nail; THENCE with same, North 87 degrees 31' 08" East 44.99 feet to an iron; THENCE South 03 degrees 00' 56" East 275.15 feet to an iron; THENCE South 03 degrees 00' 56" East 155.81 feet to an iron (found), said iron being located North 86 degrees 52' 06" East 44.99 feet from a spike (found), the Southwest corner of Deed Book 601 at Page 145; THENCE South 03 degrees 00' 56" East 251.92 feet to a REBAR (found); THENCE South 15 degrees 06' 21" East 33.23 feet to a REBAR (found); THENCE South 23 degrees 10' 05" East 32.86 feet to the BEGINNING.

CONTAINING 4.40 acres more or less by Coordinate Computation. For further reference see Deed Book 503 at Page 127, Deed Book 640 at Page 708 and Deed Book 601 at Page 145 of the Wilkes County Registry.

TOGETHER WITH a non-exclusive 20 foot easement for ingress, egress and regress created by the right-of-way agreement recorded in Deed Book 691, Page 790.

ALSO included in the above is a 25 foot Easement along the Western Boundary of the above described 4.40 acre tract, said Easement extends to the center of the river and serving Ellen Whitaker's 0.42 acre lot.